UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

AMENDMENT NO. 1 TO
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 7, 2015

CBL & ASSOCIATES PROPERTIES, INC.
CBL & ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
Delaware	333-182515-01	62-1542285
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2030 Hamilton Place Blvd., Suite 500, Chattanooga, TN 37421
(Address of principal executive office, including zip code)

423.855.0001
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Current Report on Form 8-K/A amends and supplements the information reported in Item 5.02(d) to the Current Report on Form 8-K dated January 7, 2015 (filed January 8, 2015) (the “Original Report”) regarding the appointment of Mr. John D. Griffith to the Board of Directors of CBL & Associates Properties, Inc. (the “Company”). This amendment reports additional information concerning changes in the composition of certain committees of the Board of Directors, effective as of February 2, 2015, based on committee appointments for Mr. Griffith that had not been determined at the time of the Original Report. Apart from these additions to Item 5.02, there are no changes to the disclosure in the Original Report and the disclosure continues to speak as of the date of the Original Report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On January 7, 2015, Thomas J. DeRosa, a director of CBL & Associates Properties, Inc. (the “Company”), notified the Company of his decision to retire from the Board of Directors, effective as of such date. Mr. DeRosa has served as a director of the Company since 2010. He advised the Company that his decision to retire from the Board of Directors at this time was made due to the time constraints and commitment required to carry out his role as Chief Executive Officer of Health Care REIT, Inc. and was not the result of any disagreement with the Company on any matter, including any matter relating to the Company’s operations, policies or practices.

(d)    On January 7, 2015, in connection with the receipt of Mr. DeRosa’s decision to retire, the remaining members of the Company’s Board of Directors also acted unanimously to appoint Mr. John D. Griffith as a director of the Company, for an initial term expiring at the Company’s 2015 Annual Meeting of Stockholders. Mr. Griffith was not appointed to any Committees of the Board of Directors at such time. Mr. Griffith will be compensated for his service on the Board of Directors as described in the Company’s Proxy Statement for its 2014 Annual Meeting of Stockholders filed with the Securities & Exchange Commission on March 28, 2014. As described therein, Mr. Griffith received an initial grant of 1,000 shares of restricted Common Stock of the Company under the Company’s 2012 Stock Incentive Plan upon his appointment as a non-employee director of the Company. The restrictions on shares of Common Stock received by non-employee directors under the 2012 Stock Incentive Plan provide that such shares may not be transferred during the non-employee director’s term.

Mr. Griffith retired from Target Corporation (“Target”) in May 2014, having served most recently as Executive Vice President of Property Development from 2005 until his retirement, and as a member of Target’s Executive Committee.

Effective February 2, 2015, the Board of Directors appointed Mr. Griffith to serve as a member of each of the Compensation Committee of the Board of Directors and the Nominating/Corporate Governance Committee of the Board of Directors, each for a term to expire at the Company’s 2015 Annual Meeting of Stockholders. As previously disclosed, the Board of Directors appointed Mr. Griffith to serve as a director of the Company for an initial term expiring at the Company’s 2015 Annual Meeting of Stockholders. At the time of the Original Report, Mr. Griffith had not been appointed to any committees of the Board.

Simultaneously, in order to align committee appointments among the directors, the Board of Directors removed Ms. Kathleen Nelson from the Nominating/Corporate Governance Committee of the Board of Directors and appointed Ms. Nelson to the Audit Committee of the Board of Directors, for a term to expire at the Company’s 2015 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ Farzana K. Mitchell
___________________________________
Farzana K. Mitchell
Executive Vice President -
Chief Financial Officer and Treasurer

CBL & ASSOCIATES LIMITED PARTNERSHIP

By: CBL HOLDINGS I, INC., its general partner

/s/ Farzana K. Mitchell
___________________________________
Farzana K. Mitchell
Executive Vice President -
Chief Financial Officer and Treasurer

Date: February 4, 2015